As filed with the Securities and Exchange                 Registration No. 333-
  Commission on February 1, 2002
================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              DATA I/O CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Washington                                  91-0864123
            ----------                                  ----------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                             10525 Willows Road N.E.
                            Redmond, Washington 98052
                     --------------------------------------
                     Address of Principal Executive Offices

       DATA I/O CORPORATION 1982 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
       ------------------------------------------------------------------
                            (Full title of the plan)

                                     Joel S. Hatlen
                                10525 Willows Road N.E.
                               Redmond, Washington 98052
                               -------------------------
                        (Name and address of agent for service)

                                     (425) 881-6444
             --------------------------------------------------------------
             (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum
     Title of Each Class of               Amount to            Offering Price Per      Aggregate Offering         Amount of
   Securities to be Registered          be Registered               Share(1)                  Price          Registration Fee(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock Without Par Value          300,000 shares               $1.8255                $547,650               $50.39
=================================================================================================================================

(1) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average of the high and low prices for shares of the registrant's common stock on January 28, 2002, as quoted by Nasdaq National Market, which was $1.8255 per share.

Pursuant to Rule 429, the documents constituting a prospectus with respect to this Registration Statement constitute a combined prospectus which also relates to the Company's Form S-8 shares issuable under certain other plans, which shares were previously registered under Registration Statements Nos. 333-20657, 33-26472, 33-42010, 33-66824 and 33-95608.

================================================================================

                      REGISTRATION OF ADDITIONAL SECURITIES

     Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by Data I/O Corporation (the "Company") to register additional securities under the Data I/O Corporation 1982 Employee Stock Purchase Plan, as amended (the "Plan"), covered by the Company's Registration Statements on Form S-8 (Nos. 333-20657, 33-26472, 33-42010, 33-66824 and 33-95608). The additional securities are to be issued pursuant to an amendment to the Plan approved by the Company's Board of Directors on February 8, 2001 and by the Company's shareholders on May 16, 2001. Registration Statement Nos. 333-20657, 33-26472, 33-42010, 33-66824 and 33-95608 are incorporated herein by reference.

Item 8.  Exhibits.

Exhibit Number      Exhibit
--------------      -------

4.1                 Data I/O Corporation 1982 Employee Stock Purchase Plan,
                      as amended
5.1                 Opinion of Dorsey & Whitney LLP
23.1                Consent of Ernst & Young LLP, Independent Auditors
23.2                Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)
24.1                Power of Attorney (See signature pages of this
                      Registration Statement)

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Redmond, Washington, on January 31, 2002.

                                    DATA I/O CORPORATION


                                    By: /s/ Joel S. Hatlen
                                        ----------------------------------------
                                        Joel S. Hatlen
                                        Vice President of Finance,
                                          Chief Financial Officer, Secretary and
                                          Treasurer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints each of Fredrick R. Hume and Joel S. Hatlen as his or her attorney-in-fact and agent, with the full power of substitution and resubstitution, for them in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                    TITLE                              DATE


/s/ Fredrick R. Hume         Chief Executive Officer,           January 31, 2002
------------------------     President and a director
                             (Principal Executive Officer)


/s/ Joel S. Hatlen           Vice President of Finance, Chief   January 31, 2002
------------------------     Financial Officer, Secretary
                             and Treasurer (Principal Financial
                             Officer and Accounting Officer)


/s/ Glen F. Ceiley           Director                           January 31, 2002
------------------------
Glen F. Ceiley



/s/ Daniel A. DiLeo          Director                           January 31, 2002
------------------------
Daniel A. DiLeo



/s/ Paul A. Gary             Director                           January 31, 2002
------------------------
Paul A. Gary



/s/ Edward D. Lazowska       Director                           January 31, 2002
------------------------
Edward D. Lazowska



/s/ Steven M. Quist          Director                           January 31, 2002
------------------------
Steven M. Quist

                                  EXHIBIT INDEX


Exhibit
Number         Exhibit
------         -------

 4.1 Data I/O Corporation 1982 Employee Stock Purchase Plan, as amended

 5.1           Opinion of Dorsey & Whitney LLP

23.1           Consent of Ernst & Young LLP, Independent Auditors

23.2           Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)

24.1           Power of  Attorney  (See  signature  pages  of this  Registration
               Statement)